UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 27, 2022
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HPS CORPORATE LENDING FUND
(Exact name of Registrant as specified in Its Charter)
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DELAWARE	814-01431	84-6391045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West 57th Street, 33rd Floor New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 287-4900
Not Applicable
(Former name or former address, if changed since last report)
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Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

May 2022 Distributions

On May 31, 2022, HPS Corporate Lending Fund (the “Fund”) declared regular distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee*	Net Distribution
Class I Common Shares	$0.1464	$—	$0.1464
Class D Common Shares	$0.1464	$—	$0.1464
Class F Common Shares	$0.1464	$—	$0.1464
*Emerson Equity LLC, the Fund's Managing Dealer, has agreed to waive shareholder servicing and/or distribution fees for Class D common shares and Class F common shares for the first nine months following February 3, 2022, the date on which the Fund broke escrow. No shareholder servicing and/or distribution fees will be paid with respect to the Class I common shares.
The regular distributions for each class of Shares are payable to shareholders of record as of May 31, 2022 and will be paid on or about June 30, 2022.
These distributions will be paid in cash or reinvested in additional Shares for shareholders participating in the Fund’s distribution reinvestment plan.
Item 8.01. Other Events.
Net Asset Value

The net asset value ("NAV") per share for each class of the Fund of April 30, 2022, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV per share as of April 30, 2022
Class I Common Shares	$24.94
Class D Common Shares	$24.94
Class F Common Shares	$24.94
As of April 30, 2022, the Fund’s aggregate NAV was $1,431.0 million, the fair value of its investment portfolio was $1,940.3 million with principal debt outstanding of $232.8 million, resulting in ending debt-to-equity ratio of approximately 0.16 times.

Status of Offering
The Fund is currently publicly offering on a continuous basis up to $4.0 billion in Shares (the “Offering”). The following table lists the Shares and total consideration for the Offering as of the date of this filing (through the May 1, 2022 subscription date). The Fund intends to continue selling Shares in the Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Class I Common Shares	19,983,914	$0.5	billion
Class D Common Shares	8,733,847	$0.2	billion
Class F Common Shares	44,380,873	$1.1	billion
Total Offering	73,098,634	$1.8	billion

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS CORPORATE LENDING FUND

Date: May 31, 2022	By:	/s/ Yoohyun K. Choi
	Name:	Yoohyun K. Choi
	Title:	Secretary